                                                                      Exhibit 16

                                                      PRICEWATERHOUSECOOPERS LLP
                                                   PricewaterhouseCoopers Center
                                                              300 Madison Avenue
                                                              New York NY  10017
                                                        Telephone (646) 471 3000
                                                        Facsimile (813) 286 6000

March 9, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

Commissioners:

We have read the statements made by WHX Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K/A of WHX Corporation dated
January 17, 2007. We agree with the statements concerning our Firm in such Form
8-K/A. However, we have no basis on which to comment on the current status of material weaknesses in (i) internal controls and (ii) disclosure controls and procedures or any related remediation efforts.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP